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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 (No. 333-107711) of Access Integrated Technologies, Inc. of our report dated June 9, 2004 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-KSB.


PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 25, 2004